Exhibit 99.1

For more information, contact:	For Investor/Media Relations:
Laura E. Owen, President and COO	Elite Financial Communications Group /Elite Media Group
16801 West 116th Street	Dodi Handy, President and CEO
Lenexa, KS 66219 USA	Phone: (407) 585-1080
Phone: (913) 338-5550	ICOP@efcg.net
Fax: (913) 312-0264
Lowen@ICOP.com
www.ICOP.com

L-3 DROPS LAWSUIT AGAINST ICOP DIGITAL, INC.

ICOP Victorious

LENEXA, KS – (PR NEWSWIRE) – February 3, 2009 – ICOP Digital, Inc. (NASDAQ: ICOP), an industry-leading company engaged in advancing digital surveillance solutions, today announced that L-3 Communications Mobile-Vision (LLC) has moved to withdraw its complaint filed with the International Trade Commission (ITC) pertaining to allegations that ICOP’s current products infringe Mobile-Vision’s patent (U. S. Patent No. 7,119,832). Robert K. Rogers, Jr., Administrative Law Judge for the ITC, issued his order on January 29, 2009, ordering that the case be abandoned.

James J. Kernell of the law firm Erickson, Kernell, Derusseau & Kleypas, LLC, attorney for ICOP stated, “In the nearly seven months since the ITC investigation was commenced, Mobile-Vision failed to produce a single piece of evidence or a single document to support its infringement allegations. Mobile-Vision failed to provide any expert opinion regarding infringement and failed to rebut ICOP’s expert, raising serious invalidity questions. Further, Mobile-Vision refused to produce any witnesses to testify on its behalf. When faced with the certainty of a ruling of non-infringement and likely invalidity, Mobile-Vision moved to withdraw its complaint at the ITC.”

L-3 Communications Mobile-Vision has stated that it intends to continue its allegations in the New Jersey District court where it faces counterclaims by ICOP of non-infringement, invalidity of its patent, unfair competition, patent misuse and antitrust violations. Laura Owen, President and COO of ICOP, stated, “ICOP does not infringe L-3 Communications Mobile-Vision’s wireless microphone patent. This case can only be described as an industry Goliath abusing the judicial process in an attempt to crush a small company.”

About ICOP Digital, Inc.

ICOP Digital, Inc. (NASDAQ: ICOP) protects people, assets and profits through its surveillance and communications solutions for the public and private sectors. The ICOP Model 20/20®-W is the leading digital in-car video system for law enforcement. ICOP DVMS™ and ICOP iVAULT MMS™ (enterprise) server software solutions store and manage video files. The ICOP Model 4000™ mobile digital video system records video from transit and school buses, and rail. ICOP LIVE™ delivers real-time situational awareness from mobile or fixed cameras (live video to a first responder vehicle and/or to headquarters), helping to optimize the outcome of a crisis. www.ICOP.com (GSA Contractor)

Safe Harbor Statement

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, the performance or reliability of our products, our ability to draw funds and meet obligations under the new line of credit, and our ability to regain compliance with Nasdaq listing standards. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.